Exhibit 10.01

[English translation from Portuguese]

INOVA BRASIL PROGRAM

Reference No. 0434/08

CREDIT FACILITY AGREEMENT BY AND BETWEEN
FINANCIADORA DE ESTUDOS E PROJETOS – FINEP
AND AMYRIS BRASIL S/A.

Stamp: FINANCIADORA DE ESTUDOS E
PROJETOS – FINEP, AGREEMENT CODE No.
0|2|10|0520|00

Stamp: Registry of Deeds and
Documents/Campinas, microfilm
1123292

By this private instrument, FINANCIADORA DE ESTUDOS E PROJETOS – FINEP, a state-owned company operated by the Ministry of Science and Technology, with head office in Brasília, Federal District, and which provides services in this city, at Praia Flamengo 200 – parte, Federal Taxpayer Registration CNPJ No. 33.749.086/0001-09, hereinafter referred to as FINEP, and AMYRIS BRASIL S.A., a corporation with head office in the City of Campinas, State of São Paulo, at Rua James Clerk Maxwell, n° 315, CEP 13069-380, Federal Taxpayer Registration CNPJ No. 09.379.224/0001-20, hereinafter referred to as BORROWER, by their legal representatives:

SECTION ONE PRICE

FINEP hereby extends to BORROWER a credit facility in the amount of up to six million four hundred and thirty-five thousand Brazilian Reais (R$6,435,000.00) as part of the global cost of the PROJECT identified in Section Two, in the total amount of twenty million nine hundred and eighty-one thousand nine hundred and ninety-nine Brazilian Reais and ninety-one cents (R$20,981,999.91).

SECTION TWO PURPOSE

The purpose of the credit facility extended hereunder is to partially fund expenses incurred to develop the PROJECT “RESEARCH AND DEVELOPMENT OF FERMENTATION PROCESS FOR PILOT PRODUCTION OF SUGARCANEBASED BIODIESEL”, hereinafter simply referred to as PROJECT (FINEP reference No. 0434/08), pursuant to Resolution No. 0167/10, issued on May 10, 2010 by FINEP’S Executive Board, in accordance with the Disbursement Scheduled approved by FINEP.

SECTION THREE AVAILABILITY OF FUNDS

1. Subject to the financial and budgetary availability of FINEP, which is subject to the definition of funds for its investments, the credit facility contemplated herein shall be

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extended in four (4) disbursements, upon compliance with the conditions established in Section Five, which disbursements shall be available for withdrawal as follows:

1st disbursement: one million seven hundred and fifty-five thousand Brazilian Reais (R$1,755,000.00) after execution hereof;

2nd disbursement: one million five hundred and sixty thousand Brazilian Reais (R$1,560,000.00) one hundred and eighty (180) days after release of the first disbursement;

3rd disbursement: one million five hundred and sixty thousand Brazilian Reais (R$1,560,000.00) one hundred and eighty (180) days after release of the second disbursement;

4th disbursement: one million five hundred and sixty thousand Brazilian Reais (R$1,560,000.00) one hundred and eighty (180) days after release of the third disbursement.

1.	During the period of use of funds, BORROWER agrees to keep a checking account informed to FINEP for release of the funds obtained hereunder, as provided in Section Five, item 1 of this Agreement.

2.	The disbursements not made within the estimated period shall be automatically rescheduled for the immediate following equivalent period. Should the late disbursement be reasonably caused by BORROWER for two (2) consecutive periods, a new Disbursement Schedule shall be approved by FINEP, subject to FINEP’S financial and budgetary availability.

3.	The date of execution hereof shall be deemed the reference date with regard to the periods contemplated in the Disbursement Schedule.

4.	The installments provided and not completely used within thirty (30) months as of the date of execution hereof shall be automatically cancelled.

5.1. At the request of BORROWER, FINEP may, at its sole discretion, extend the terms for use of the disbursements or revoke cancellation of any disbursement, provided FINEP accepts BORROWER’S reasons, which shall be submitted in writing.

SECTION FOUR CONSIDERATION

BORROWER hereby irrevocably and irreversibly agrees to share the PROJECT development costs described in Section Two above with proprietary funds in the minimum amount of fourteen million five hundred and forty-six thousand nine hundred and ninety-nine Brazilian Reais and ninety-one cents (R$14,546,999.91).

SECTION FIVE

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CONDITIONS FOR THE DISBURSEMENT OF FUNDS

1. The first disbursement shall be conditional upon performance of the following actions, by BORROWER, within up to sixty (60) days as of execution hereof:

a) prove transcription of this Agreement in one of the Registries of Deeds and Documents of the head office of BORROWER;

b) inform the checking account for release of the funds;

c) present a Debt Clearance Certificate relating to Social Security and Third-Party Contributions issued by the Federal Revenue Office;

d) present an insurance policy covering movable property (machinery / equipment);

1.1. BORROWER’S failure to comply with the obligations listed above within the agreed term shall result in automatic termination hereof and shelving of the PROJECT.

2. The following disbursements shall be conditional upon submission of the following documents by BORROWER to FINEP:

a) statement of the expenses incurred from the funds previously released by FINEP;

b) statement of the use of proprietary funds in the minimum amount of:

i) eleven million one hundred and forty-four thousand six hundred and fourteen Brazilian Reais and fifty-nine cents (R$11,144,614.59)

for release of the second disbursement;

ii) one million one hundred and thirty-four thousand and eighty-five ~~cents~~ (handwritten: Brazilian Reais – initialed) (R$1,134,085.00) for release of the third disbursement;

iii) one million one hundred and thirty-four thousand and eighty-five ~~cents~~ (handwritten: Brazilian Reais – initialed) (R$1,134,085.00) for release of the fourth disbursement;

c) partial report on the progress of the PROJECT;

d) Debt Clearance Certificate relating to Social Security and Third-Party Contributions issued by the Federal Revenue Office;

e) bank letters of guarantee in accordance with the provisions of Section Twelve hereof, in the following amounts:

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i) For the second disbursement, a bank letter of guarantee in the minimum amount of one hundred and forty-four thousand two hundred and sixty-six Brazilian Reais and seventy-eight cents (R$144,266.78), plus charges hereunder, which bank letter of guarantee shall be valid until thirty (30) days after the maturity date of the last amortization installment; ii) For the third disbursement, a bank letter of guarantee in the minimum amount of one million five hundred and sixty thousand Brazilian Reais (R$1,560,000.00), plus charges hereunder, which bank letter of guarantee shall be valid until thirty (30) days after the maturity date of the last amortization installment; iii) For the fourth disbursement, a bank letter of guarantee in the minimum amount of one million five hundred and sixty thousand Brazilian Reais (R$1,560,000.00), plus charges hereunder, which bank letter of guarantee shall be valid until thirty (30) days after the maturity date of the last amortization installment;

3. Within up to one hundred and eighty (180) days after the last disbursement, BORROWER shall provide FINEP with:

a) statement of the expenses incurred from the funds previously released by FINEP;

b) statement of the use of proprietary funds – compensation – in the minimum amount of one million one hundred and thirty-four thousand two hundred and fifteen Brazilian Reais and thirty-two cents (R$1,134,215.32);

c) one (1) copy of the Final Report on the PROJECT, along with an up to 200-word summary for external disclosure purposes, which shall provide information relating to the results of the PROJECT, and which shall highlight up to six (6) keywords identifying the contents of these results;

1.	The expense statements mentioned in items 2 and 3 of this Section shall discriminate the expenses incurred with the PROJECT, identifying the underlying event, the amount and the number of the corresponding tax invoice or similar document.

2.	FINEP shall only release the installments in case it understands that the documents referred to in items 1 and 2 above are satisfactory.

SECTION SIX CHARGES

1. For purposes of the provisions hereof, the following terms are defined:

a) SPREAD – Percentage amount corresponding to the remuneration of the invested capital;

b) TJLP – Long-Term Interest Rate, as disclosed by the Central Bank of Brazil;

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c) REDUCTION FACTOR – Non-capitalized portion of the TJLP, currently established as six percent (6%) per year;

d) CAPITALIZATION FACTOR – Corresponds to the result of the adjustment to the TJLP at the reduction factor;

e) EQUALIZATION – Instrument that allows reduction of the charges hereunder to be paid by BORROWER to FINEP;

f) EQUALIZATION FACTOR – Based on Administrative Regulation – MCT No. 727, of November 24, 2005 (published in the Brazilian Federal Register on November 25, 2005), it adjusts the total amount of interest owed under each transaction, including the portion relating to the TJLP and the portion relating to the SPREAD.

g) DEFAULT – For purposes of article 4 of the Administrative Regulation – MCT No. 727, of November 24, 2005 (published in the Brazilian Federal Register on November 25, 2005), the company that fails to comply with its obligations to FINEP within up to twenty (20) days after the contractual maturity date relating to each installment of interest and/or amortization is deemed to be in financial default. Two successive or alternate late payments in the same fiscal year shall result in loss of the fixed interest rate benefit. In addition, with regard to technical default and for purposes of the aforementioned article, companies that fail to comply with the contractual obligations and to observe the contractual terms for more than ninety (90) days shall loose the fixed interest rate benefit.

2. The principal amount of the debt shall accrue interest at the rate of five percent (5%) per year.

2.1. The charges contemplated in item 2 result from the deduction of the equalization factor relating to the TJLP from the charges owed corresponding to the sum of the five percent (5%)-spread per year and the TJLP.

2.2. The amount determined in accordance with the provisions of item 2 of this Section shall be due on a monthly basis during the grace period. During the amortization period, the aforementioned amount shall be due jointly with the installments of the principal amount and upon termination or liquidation of the Agreement.

3. In the event of loss of the fixed interest rate benefit,a spread of five percent (5%) per year above the TJLP shall be charged, in which case the criterion contemplated in items I and II below shall apply:

I -TJLP in excess of six percent (6%) per year:

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a) The amount corresponding to the portion of the TJLP in excess of six percent (6%) per year shall be capitalized on a daily basis and assessed by means of application of the following term of capitalization to the outstanding balance, taking into consideration all financial events occurred during such period:

n/360

FC= [1 + TJLP)/1.06], where:

FC -Capitalization Factor;

TJLP -Long-Term Interest Rate, as disclosed by the Central Bank of Brazil, expressed in decimals;

n – number of days from the date of the financial event to the date of capitalization, maturity or liquidation of the obligation. Financial event means any and all financial fact that results or may result in a change in the outstanding balance.

The currency URTJ-01 shall be used as operational support for this term of capitalization. The daily rate shall be obtained by means of application of the FC factor on the rate of the preceding date, where n=1.

b) SPREAD of five percent (5%) per year above the TJLP, as mentioned in item 3 of this Section, plus the reduction factor (six percent per year – 6%) shall apply to the outstanding balance on the maturity date of the interests mentioned in item 3.1 below, or on the date of termination or liquidation hereof. For purposes of daily calculation of interest, the number of days between the date of each financial event and the aforementioned maturity dates shall be taken into consideration.

c) The amount referred to in item I, letter “a” of this Section, which shall be capitalized and incorporated in the principal amount of the debt, shall be payable simultaneously to the installments of principal.

II -TJLP equal or inferior to six percent (6%) per year:

a) The capitalization factor of the outstanding balance shall be one (1);

b) SPREAD of five percent (5%) per year plus the TJLP shall apply to the outstanding balance on the maturity date of the interests mentioned in item 3.1 below, or on the date of termination or liquidation hereof. For purposes of daily calculation of interest, the number of days between the date of each financial event and the aforementioned maturity dates shall be taken into consideration.

3.1. The amount determined in accordance with the provisions of items I and II of this Section, as the case may be, shall be due on a monthly basis during the grace period. During the amortization period, the aforementioned amount shall be payable simultaneously to the

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installments of the principal and upon termination or liquidation of the Agreement.

4. In the event of default or in case the amount offered is not sufficient for liquidation of at least one installment of the debt, a special account shall be opened with FINEP in the name of BORROWER, where the amount of the installments in default plus the charges contemplated in the following items shall be recorded as debit. All payments made by BORROWER shall be accepted as partial payments of the debt. This procedure, however, shall not result in novation of the debt and may not be claimed as a sufficient reason to suspend or suppress the default or immediate claim to the obligation, subject to the provision of Section Seven – LOSS OF THE FIXED INTEREST RATE BENEFIT.

4.1. A fine of up to ten percent (10%) shall immediately apply to the amount of the obligations in default. Such fine shall be calculated in accordance with the number of days in default, as explained in the following table:

4.2. The defaulting BORROWER shall also be subject to the payment of interest on late payment of one percent (1%) per month, levied on the overdue amount, in addition to the fine referred to in subsection 4.1 above, which shall be calculated per day of delay.

Number of Days in Default	Fine
One (1)	One percent (1%)
Two (2)	Two percent (1%)
Three (3)	Three percent (3%)
Four (4)	Four percent (4%)
Five (5)	Five percent (5%)
Six (6)	Six percent (6%)
Seven (7)	Seven percent (7%)
Eight (8)	Eight percent (8%)
Nine (9)	Nine percent (9%)
Ten (10)	Ten percent (10%)

4.3. The installments coming due shall be subject to the charges contemplated herein.

4.4. Should the entire amount due be immediately claimed, the outstanding balance shall accrue the amounts contemplated in the preceding subsections of this Section.

5. The amount corresponding to one percent (1%) of the credit facility shall be used to cover inspection and supervision expenses. This percentage shall be applied on the amount of each disbursement and shall be deducted upon actual release of the corresponding disbursement.

6. In the event of any change in the statutory fund remuneration criteria, the remuneration contemplated herein shall observe the new remuneration criteria relating

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to such funds that, in addition to preserving the actual value of the transaction, shall remunerate it at the same preceding levels. In this case, the new criterion shall only be owed as of the date on which FINEP gives BORROWER written notice of such change.

SECTION SEVEN LOSS OF THE FIXED INTEREST RATE BENEFIT

1. Any default as defined in Section Six, item 1, letter “g” shall result in full loss of the fixed interest rate benefit until the end of the term of effectiveness hereof, effective as of the date of the default, which loss of the fixed interest rate benefit shall relate to the outstanding installments coming due, so that the outstanding balance shall be recalculated as of that date, upon elimination of the benefit, as provided in Section Six, item 3.

1.1. Loss of the fixed interest rate benefit shall also apply as a result of a technical and/or financial default hereunder and/or in any other instrument executed by and among BORROWER and FINEP.

SECTION EIGHT OUTSTANDING BALANCE

The outstanding balance shall be composed of the sum of the amount of the disbursements plus the charges established in Section Six.

SECTION NINE GRACE PERIOD AND AMORTIZATION

1.	The charges contemplated in Section Six shall be due during the twenty (20)-month grace period, which is the period from the date of execution hereof and the maturity date of the first amortization installment.

2.	The outstanding balance shall be paid to FINEP in eighty-one (81) monthly and successive installments, each of which in the amount of the outstanding balance divided by the number of amortization installments coming due. The maturity date of the first installment shall be July 15, 2012 and the other installments shall be due on the same day of the following months. The maturity date of the last installment shall be March 15, 2019.

3.	Failure to receive the collection notice shall not exempt BORROWER from the obligation to pay the outstanding installments on the dates stated herein.

4.	Whenever the maturity date of the principal and charges falls on a Saturday, Sunday or national holiday, including bank holiday, such amount shall be paid on the first following business day.

SECTION TEN OTHER OBLIGATIONS OF BORROWER

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In order to use the credit facility and until final payment of the whole debt resulting therefrom, BORROWER agrees to comply with the following obligations, in addition to other obligations established elsewhere in this Agreement:

a) to answer by mail any request of information sent by FINEP within up to thirty (30) days as of the date of request, with regard to the progress of the works or the outcome of the PROJECT, without prejudice to the inspection to be carried out by FINEP;

b) to keep for a term of five (5) years, in am exclusive file available to FINEP, the evidentiary documents relating to the expenses listed in the statements referred to in items 2 and 3 of Section Five, it being understood that FINEP may deduct from the credit facility amount the amounts relating to expenses that have not been proved, which have been unsatisfactorily proved or which are not allowed. BORROWER shall submit to FINEP proof of the aforementioned expenses within thirty (30) days as of the request made by FINEP by mail.

c) to refrain from obtaining credit facilities or from performing actions that directly or indirectly result in a reduced ability to make payments without the prior and express consent of FINEP, except for actions performed in the ordinary course of business;

d) to inform FINEP of any event that results in a reduction in its ability to make payments or in the amount of the guarantees;

e) to immediately inform FINEP in writing of any event that results in the reduction in, insufficiency or impossibility of the guarantee offered, in order for FINEP to adopt the applicable measures. In this case, BORROWER shall reinforce or substitute the guarantee within thirty (30) days as of the written notice sent by FINEP by telegram, certified mail or via the Registry of Deeds and Documents, or by means of a court notice, which shall neither result in novation nor in release of the joint obligors/guarantors.

f) to pay with proprietary funds all expenses required for formalization hereof;

g) to grant FINEP full inspection authority concerning the execution hereof, especially with regard to the use of the funds actually released, but also with regard to the amounts invested as compensation;

h) to grant FINEP all facilities and access required for analysis of BORROWER’S legal, technical, economic and financial condition, including, at the discretion of FINEP, to contract audit services;

i) to keep FINEP informed of the outcome of the financed PROJECT, especially with regard to the amount of the investments actually made upon implementation of the FINAL PROJECT, on the dates established herein or upon request;

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j) to mention, whenever it announces the PROJECT contemplated herein, FINEP’S cooperation as lender, including at the place of execution thereof;

k) to prominently display in its establishment and in all promotion materials resulting from execution of PROJECT, by means of a plate in accordance with the model, dimensions and inscription informed on FINEP’S website (http://www.finep.gov.br), the text below or other text provided by FINEP:

“VENTURE FINANCED BY FINANCIADORA DE ESTUDOS E PROJETOS – FINEP”

l) to participate in the costs for preparation of the PROJECT with the additional amounts required for completion thereof;

m) to maintain its head office and management in Brazil, informing FINEP of any change therein, even if within the Brazilian territory;

n) to inform FINEP of all changes in its capital stock and/or corporate structure within ten days after registration thereof with the applicable Commercial Registry or Civil Registry of Legal Entities;

o) to annually send its balance sheet;

p) to comply with the provisions of the laws relating to the Brazilian Environmental Policy, as well as to perform, during the term of effectiveness hereof, any action to avoid or remedy damages to the environment that may be caused by the financed PROJECT;

q) to regularly comply with its obligations to the environmental authorities during the term of effectiveness hereof.

SECTION ELEVEN NET AND CLEAR DEBT

BORROWER is required to acknowledge as proof of its debt all withdrawals, requests, receipts and money orders or similar documents issued or signed by BORROWER, as well as any accounting entry made by FINEP in this regard, and FINEP is required to acknowledge as proof of its credit all receipts or communications issued or signed by FINEP with regard to amounts received to the credit of BORROWER, in order to ensure that the debt is net and clear at all times, including interest and other expenses that shall add to the principal amount of the debt, provided BORROWER'S right to require verification of this proof and to be refunded for any possible credit.

SECTION TWELVE GUARANTEES

1. In order to guarantee the payment of any obligations hereunder, such as the principal amount, interest, contractual fine and fine, BORROWER hereby provides to FINEP:

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1.1. A chattel mortgage on the forty-eight (48) chattels described and identified in EXHIBIT I hereto, free and clear of any judicial or extrajudicial lien.

1.1.1. The aforementioned chattels shall remain in the possession of BORROWER, which hereby agrees to maintain them in a perfect state of conservation, safety and operation, making the required repairs as requested by FINEP, which may inspect the chattels at any time.

1.1.2. The alienation, encumbrance, lease or assignment of, or change in, the aforementioned chattels without the prior and express consent of FINEP shall be prohibited.

1.1.3. BORROWER hereby declares that it has peaceable and uncontested possession of the chattels, free and clear of any liens or encumbrances, including tax liens.

1.2. Three (3) BANK LETTERS OF GUARANTEE in the amount of each release, plus charges, issued by a financial institution previously approved by FINEP, which hereby agrees on its behalf and on the best terms of the law, as GUARANTOR and primary obligor and jointly and severally liable with BORROWER, upon waiver of the benefits contemplated in articles 827 and 333, sole paragraph of the Brazilian Civil Code (Law 10406, of January 10, 2002), on its behalf and on behalf of its successors, until final payment of the debt.

1.2.1. In order to comply with the provisions of the preceding item, BORROWER shall submit to FINEP bank letters of guarantee previously approved by FINEP, the maturity date of which shall be thirty (30) days after the maturity date of the last installment of the credit facility agreement, as stated in Section Five, item 2, letter “e” hereof.

1.2.2. The bank letters of guarantee shall be an integral and inseparable part hereof.

1.2.3. The guarantees provided under this Section shall be deemed indivisible with regard to the amount of the debt.

3. BORROWER agrees not to perform any action that could reduce the amount of the guarantee provided hereunder.

3.1. BORROWER shall immediately inform FINEP in writing of the occurrence of any event rendering the guarantees offered hereunder insufficient or unviable, and BORROWER hereby agrees to reinforce or substitute the guarantees within thirty (30) days as of the notice sent by FINEP by fax, telegram or certified mail or via the Registry of Deeds and Documents, or by means of a court notice, under penalty of FINEP being able to terminate this

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Agreement by operation of law, regardless of any other warning, notice or judicial or extrajudicial notification.

1.	FINEP may agree with BORROWER on the substitution, reinforcement, release or even waiver of the guarantees offered hereunder, which shall not result in novation or in the release of the joint obligors or guarantors.

2.	Should FINEP have to foreclose the securities agreed hereunder or in any possible amendment hereto, including the chattel mortgage, the guarantor(s) or joint obligors, if any, shall remain jointly and severally liable for the outstanding balance, even after the judicial or extrajudicial sale of the securities, and they hereby agree to settle such outstanding balance on the date required by FINEP, including in the events of early maturity hereof, regardless of any other judicial or extrajudicial warning or notice.

3.	The securities shall be covered against all risks by an insurance policy provided by a Brazilian insurance company to which they may be subject, for an amount that shall never be lower than the appraisal carried out by FINEP, and BORROWER shall present the corresponding insurance policy before the first disbursement.

6.1. The insurance policy shall state that FINEP is a beneficiary to the insurance, and it shall also provide that the insured may not reserve the right to substitute the beneficiary without the consent of FINEP.

6.2. Within up to thirty (30) days before termination of the insurance, BORROWER shall provide FINEP with a proof that the insurance of the securities has been renewed and send FINEP the corresponding renewed policies, the premiums of which shall have been paid.

6.3. Should BORROWER fail to comply with the obligation contemplated in the preceding item, FINEP is hereby authorized to insure the asset in the name and on account of BORROWER, which hereby appoints FINEP as its representative, with the required powers to take out the insurance, and it further agrees to pay or reimburse the premiums owed, the amount of which shall be added to the outstanding balance hereof, for purposes of calculating interest and other charges, provided FINEP’S right to declare the early maturity of the debt.

6.4. In the event of loss, FINEP may, at its sole discretion, invest the amount of the compensation for payment of the outstanding balance hereunder, wholly or in part, and any remaining amount shall be reimbursed to BORROWER.

6.5. No amendment to the special conditions of the insurance policies approved by FINEP may be made without the prior written consent of FINEP.

6.6. BORROWER further agrees not to perform, accept or allow any action that could suspend, impair or prevent any insurance taken out by BORROWER or by FINEP.

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SECTION THIRTEEN SUSPENSION OF DISBURSEMENTS

Should FINEP decide to declare the early maturity of the debt, it may, upon express notice to BORROWER, suspend disbursement of the funds in view of the noncompliance with any obligation assumed hereunder or upon occurrence of any of the following events, it being understood that BORROWER shall provide information or cure the default within at most thirty (30) days:

a) use of the borrowed funds for purposes other than agreed or in noncompliance with the Disbursement Schedule referred to in Section Two;

b) late payment of any amount owed to FINEP;

c) inaccuracy of information provided to FINEP by BORROWER, for purposes of obtaining the credit extended hereunder or during performance hereof;

d) negligent interruption of the PROJECT;

e) other events that, at the discretion of FINEP, cause the compliance by BORROWER with the obligations assumed hereunder or the achievement of the goals for which the credit has been extended unsafe or impossible;

f) failure to comply with any obligation assumed by BORROWER hereunder;

g) in the event of judicial reorganization or agreement with creditors, adjudication of bankruptcy or protest in respect of any negotiable instrument with regard to BORROWER and/or its guarantor(s), except in the event of mistaken protest and/or submission of reasonable grounds for the protest.

SECTION FOURTEEN EARLY MATURITY OF THE DEBT

Failure to comply with any obligation assumed hereunder or occurrence of any of the events contemplated in the preceding Section, either before or after full disbursement of the amount mentioned in Section One, shall grant FINEP, regardless of judicial or extrajudicial notice, the right to terminate this Agreement, in which case the whole debt hereunder shall become immediately due, as calculated in accordance with the provisions of Section Seven hereof.

SECTION FIFTEEN CONTRACTUAL FINE

Should FINEP resort to the courts to receive its credit, BORROWER shall pay ten percent (10%) of the outstanding debt as contractual fine. This fine may not be reduced and it shall be due together with the principal and ancillary amounts.

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SECTION SIXTEEN FAILURE TO EXERCISE RIGHTS

No late exercise or failure to exercise any rights or powers granted to FINEP under the law or hereunder and no forbearance of late compliance with the obligations assumed by BORROWER shall result in novation, and none of these actions may be construed as a waiver of such rights or powers, which may be exercised at any time at the sole discretion of FINEP.

SECTION SEVENTEEN PLACE OF PAYMENT

BORROWER shall pay all amounts due hereunder, either relating to amortization or to the payment of ancillary amounts, at FINEP’S office in the City of Rio de Janeiro, or wherever informed by FINEP by means of a collection notice, in Brazilian currency or by means of checks drawn to the order of FINEP.

SECTION EIGHTEEN JURISDICTION

The parties hereby elect the courts of the City of Rio de Janeiro to resolve any dispute hereunder, provided FINEP’S right to choose the courts of its head office.

The pages of this Agreement are initiated by Priscilla Mouta Nunes, counsel to FINEP, who is enrolled with the Brazilian Bar Association, Rio de Janeiro Chapter, under No. 134.164, upon authorization of the undersigned legal representatives.

IN WITNESS WHEREOF, the parties execute this instrument in two (2) counterparts of equal contents and form, for one sole effect, together with the undersigned witnesses.

Rio de Janeiro, November 10, 2010.

By FINANCIADORA DE ESTUDOS E PROJETOS – FINEP

By	/s/ Luis Manuel Rebelo Fernandes	/s/ Eduardo Moreira da Costa
	Luis Manuel Rebelo Fernandes	Eduardo Moreira da Costa
	Chief Executive Officer	Officer
	CPF:	CPF:
	ID:	ID:

By BORROWER – AMYRIS BRASIL S/A:

(sgd) (sgd) [illegible] Collier Felipe Moreira Caram CPF: 218.950.128-80 CPF: 033.724.916-82

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WITNESSES:
/s/ Rômulo Carvalho	/s/ Tiago Ribeiro Mendes
Name: Rômulo Carvalho	Tiago Ribeiro Mendes
CPF:	CPF:

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EXHIBIT I

ASSETS SUBJECT TO CHATTEL MORTGAGE

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Asset		Brand	Model	Series
1.	15-L Fermenter	Tecnal	Techbio 15	08080019, 08080016, 08080014, 09010173, 08080015
2.	15-L Fermenter	Tecnal	Techbio 15	09060040, 09050040, 09060039, 08080018, 09060039
3.	Ultra freezer	Sanyo	MDF-U33V	890122
4.	Centrifuge	Sorval	Evolution RC #728211	U28Y-421522-VT
5.	Image Digitizer	Kodak	Gel Logic 1500	C96173
6.	Refrigerated centrifuge	Eppendorf	5810R	5811XM341440
7.	Sugar analyzer	YSI Life Sciences	7100 MBS	08G000035
8.	Lyophilizer	Matrin Christ	Alpha 2-4 LD Plus	14392, 31115102
9.	HPLC -ion chromatograph	Dionex	ICS-3000	061775, 08100804, 08100727, 08100879
10.	Gas chromatograph	Agilent	7890A	CN10844150, CN84251033
11.	ATAGO Spectropolarimeter	ATAGO	AP-300	082702M
12.	Shaker	Thermo Scientific	Labline MaxQ 5000 #SHKE5000-7	1.41408E+12
13.	300-L Fermenter	Sartorius	Biostat D300-DCU	L04329-1, -2
14.	300-L Fermenter	Sartorius	Biostat D300-DCU	L04329-1, -3
15.	Hydrogenator	PARR Instruments	9003 TRS	9003T-0811-8795
16.	Gas chromatograph	Agilent	G3440AX	CN10923004, USK0085016
17.	Continuous centrifuge	Alfa-laval	LAPX 404	9160
18.	Continuous centrifuge	Alfa-laval	DX 203B-24-60	4174354/2008
19.	LPG vertical boilers – 8kgf/cm2 500 kg/h	Domel	VSVG 495 -GLP	81609361, 08169362
20.	LPG vertical boilers – 8kgf/cm2 500 kg/h	Domel	VSVG 495 -GLP	81609361, 08169363

Reference No. 0434/08

INOVA BRASIL PROGRAM

Reference No. 0434/08

21.	Centrifuge DX409	JDF	DX 409 B34	4001403
22.	Frings Shaker	Frings	TRG 1000	1554
23.	Dechlorine Filter 2,000L/H, Carbon Steel	Equipar	-	7611
24.	Water and Oil Tank 9,000 liters, Stainless Steel 304	Equipar	-	7618
25.	Honey Storage Tank 15,000 Liters, Carbon Steel	Equipar	-	7609
26.	Water Storage Tank 10,000 Liters, Carbon Steel	Equipar	-	7610
27.	Must Storage Tank 3,500 Liters, Stainless Steel 304	Equipar	-	7612
28.	Clarified Must Storage Tank 3,500 Liters, Stainless Steel	Equipar	-	7613
29.	Hybrid Fermentation Tank (SIP) 5,000 Liters, Stainless Steel 304	Equipar	-	7615
30.	Bubble Colum Fermentation Tank (SIP) 5,000 Liters	Equipar	-	7616
31.	Aseptic Must Pressure Vessel (SIP) 7,000 Liters, Stainless Steel	Equipar	-	7614
32.	Pre-Fermentation Pressure Vessel with Shaker (SIP) 4,000 Liters	Equipar	-	7617
33.	Compressor 6.8m3/min Water Cooled	Equipar	-	API781184
34.	Bearing Structure – Cooling Tower – Amyris Ma	Equipar	-	Not applicable
35.	Fermenter Access Platform, Stainless Steel 304	Equipar	-	Not applicable
36.	Electrical protection panel (CMM) and Transformer – Amyris D	Equipar	-	Not applicable
37.	Water and Oil Tank 600 Liters, Stainless Steel 304	Equipar	-	7839
38.	CIP Tank with Shaker, Heating, Insulation, 2,500 L, A	Equipar	-	7625
39.	CIP Tank with Shaker, 200 L, Stainless Steel 304 – Tag TQ 14	Equipar	-	7626
40.	CIP Tank with Shaker, 200 L, Stainless Steel 304 – Tag TQ 15	Equipar	-	7648

41.	CIP Tank with Shaker, Heating, Insulation, 2,500 L, A	Equipar	-	7647
42.	CIP Tank with Shaker, Heating, Insulation, 2,500 L, A	Equipar	-	7646
43.	FENE Oil Storage Tank 600 Liters, Stainless Steel 304	Equipar	-	7621
44.	Cold Vinasse Tank 1,000 Liters, Stainless Steel 304	Equipar	-	7619
45.	Cold Vinasse Tank 15,000 Liters, Fiberglass	Equipar	-	10857
46.	Cooling Tower 90,000 L/H	Equipar	-	0005/08
47.	Oil Condenser Pressure Vessel – Exchanging Area 1.0m2	Equipar	-	7624
48.	Compressed Air Pressure Vessel 3,000 Liters, Carbon Steel	Equipar	-	OP7627